                                     FORM OF

                    MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                            o  FUND ADMINISTRATION SERVICES

                            o  FUND ACCOUNTING SERVICES

                            o  TRANSFER AGENCY SERVICES

                    MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                 (MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS)

                             ________________, 2003

                FORM OF MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----

1.      Appointment..................................................         1

2.      Representations and Warranties...............................         1

3.      Delivery of Documents........................................         3

4.      Services Provided............................................         4

5.      Fees and Expenses............................................         5

6.      Limitation of Liability and Indemnification..................         7

7.      Confidentiality..............................................         9

8.      Term.........................................................         10

9.      Notices......................................................         10

10.     Waiver.......................................................         11

11.     Force Majeure................................................         11

12.     Amendments...................................................         11

13.     Severability.................................................         11

14.     Governing Law................................................         11

Signatures...........................................................         12

                FORM OF MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                                                           PAGE
                                                                           ----

Schedule A  --  Fees and Expenses......................................    A-1

Schedule B  --  Fund Administration Services Description...............    B-1

Schedule C  --  Fund Accounting Services Description...................    C-1

Schedule D  --  Transfer Agency Services Description...................    D-1

               FORM OF MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

         AGREEMENT made as of _____________________ , 2003 by and between MORGAN STANLEY INVESTMENT MANAGEMENT INC. ("MSIM"), a corporation and J.P. MORGAN INVESTOR SERVICES CO. ("J.P. Morgan"), a Delaware corporation.


                              W I T N E S S E T H:

         WHEREAS, the MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS (the "Fund") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, MSIM is responsible for the provision of certain transfer agent, fund accounting and administration services to the Fund pursuant to the Agreement between MSIM and the Fund dated as of ________________ (the "MSIM Administration Agreement"); and

         WHEREAS, MSIM wishes to contract with J.P. Morgan to provide certain services with respect to the Fund;


         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. MSIM hereby appoints J.P. Morgan to provide services for the Fund, as described hereinafter, subject to the supervision of the Board of Directors of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.

         2. REPRESENTATIONS AND WARRANTIES.

           (a) J.P. Morgan represents and warrants to MSIM that:

               (i) J.P. Morgan is a corporation, duly organized and existing under the laws of the State of Delaware;


               (ii) J.P. Morgan is duly qualified to carry on its business in the Commonwealth of Massachusetts;


               (iii) J.P. Morgan is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

               (iv) all requisite corporate proceedings have been taken to authorize J.P. Morgan to enter into and perform this Agreement;

               (v) J.P. Morgan has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

               (vi) no legal or administrative proceedings have been instituted or threatened which would impair J.P. Morgan's ability to perform its duties and obligations under this Agreement; and

               (vii) J.P. Morgan's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of J.P. Morgan or any law or regulation applicable to J.P. Morgan;

         (b) MSIM represents and warrants to J.P. Morgan that:

               (i) the Fund is a ____________ corporation, duly organized and existing and in good standing under the laws of ________________ ;

               (ii) MSIM is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;

               (iii) all requisite proceedings have been taken by the Fund to authorize MSIM to enter into and perform this Agreement;

               (iv) the Fund is an investment company properly registered under the 1940 Act;

               (v) a registration statement under the Securities Act of 1933, as amended ("1933 Act") and the 1940 Act on Form N-1A has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

               (vi) no legal or administrative proceedings have been instituted or threatened which would impair the MSIM's ability to perform its duties and obligations under this Agreement;

               (vii) the Fund's registration statements comply in all material respects with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and none of the Fund's prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

               (viii) MSIM's entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of MSIM or the Fund or any law or regulation applicable to it.

         3. DELIVERY OF DOCUMENTS. MSIM will promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

               (a) Resolutions of the Board authorizing the appointment of MSIM and J.P. Morgan to provide certain services to the Fund and approving this Agreement;

               (b) The Fund's Charter Document;

               (c) The Fund's By-Laws;

               (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

               (e) The Fund's registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

               (f) Copies of the Investment Advisory Agreement between the Fund and MSIM (the "Advisory Agreement");

               (g) Copy of the Administration Agreement between MSIM and the Fund;

               (h) Opinions of counsel and auditors' reports;

               (i) The Fund's prospectus(es) and statement(s) of additional information relating to all funds, series, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

               (j) Such other agreements as the Fund may enter into from time to time including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

        4.      SERVICES PROVIDED.

         (a) J.P. Morgan will provide the following services subject to the control, direction and supervision of MSIM and the Board and in compliance with the objectives, policies and limitations set forth in the Fund's Registration Statement, Charter Document and By-Laws; applicable U.S. laws and regulations; and all resolutions and policies implemented by the Board, of which J.P. Morgan has been notified by the Fund:

               (i) Fund Administration,

               (ii) Fund Accounting, and

               (iii) Transfer Agency.

A detailed description of each of the above services is contained in Schedules B, C and D, respectively, to this Agreement.

         (b) J.P. Morgan will also:

               (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of J.P. Morgan or a corporate affiliate of J.P. Morgan);

               (ii) provide the services of individuals to serve as officers of the Fund who will be designated by J.P. Morgan and elected by the Board subject to reasonable Board approval;

               (iii) provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

               (iv) furnish equipment and other materials, which are necessary or desirable for provision of the services contemplated herein; and

               (v) keep records relating to the services provided hereunder in such form and manner as J.P. Morgan may deem appropriate or advisable. To the extent required by Section 31 of the 1940 Act and the rules thereunder, J.P. Morgan agrees that all such records prepared or maintained by J.P. Morgan relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Fund's expense, and made available in accordance with such Section and rules.

5.      FEES AND EXPENSES.


         (a) As compensation for the services rendered to MSIM and the Fund pursuant to this Agreement, MSIM shall pay J.P. Morgan monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

         (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of the Fund's assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.

         (c) MSIM may request additional services, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by J.P. Morgan. In addition, significant regulatory and legal changes and changes in the Fund's status may necessitate additional services, processing or reports. In either instance, if J.P. Morgan elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.

         (d) J.P. Morgan will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties. MSIM agrees to promptly reimburse J.P. Morgan for any services, equipment or supplies ordered by or for MSIM or the Fund through J.P. Morgan and for any other expenses that J.P. Morgan may incur on MSIM's or the Fund's behalf at MSIM's or the Fund's request or as consented to by MSIM or the Fund. Such other expenses to be incurred in the operation of the Fund and to be borne by MSIM, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of J.P. Morgan, or MSIM or the Fund's distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; EDGAR filing fees, processing services and related fees; postage and mailing costs; costs of share certificates; advisory and administration fees; charges and expenses of pricing and data services, independent public accountants and custodians; insurance premiums including fidelity bond premiums; legal expenses; consulting fees; customary bank charges and fees; costs of maintenance of corporate [or trust] existence; expenses of typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Fund (the Fund's distributor to bear the expense of all other printing, production, and distribution of Prospectuses, and marketing materials); expenses of printing and production costs of shareholders' reports and proxy statements and materials; expenses of proxy solicitation, proxy tabulation and annual meetings; costs and expenses of Fund stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder, and Board meetings; trade association dues and expenses; reprocessing costs to J.P. Morgan caused by third party errors; copying charges; overtime work when necessitated by unusual client requests; microfilm and storage, audio response unit costs; corporate action services; service termination and conversion costs; any expenses necessitated by regulatory or legal changes; and any extraordinary expenses and other customary Fund expenses. In addition, J.P. Morgan may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services designated by the Fund, in connection with determining the net asset values of the Fund. MSIM will reimburse J.P. Morgan for the Fund's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, by the Fund of the services for the benefit of the Fund.

               (e) All fees, out-of-pocket expenses, or additional charges of J.P. Morgan shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

               (f) J.P. Morgan will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by J.P. Morgan) plus two percent per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney's fees, shall be paid by MSIM to J.P. Morgan.

               (g) In the event that MSIM is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated upon thirty (30) days' written notice to the Fund by J.P. Morgan. MSIM must notify J.P. Morgan in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated.

        6.      LIMITATION OF LIABILITY AND INDEMNIFICATION.

               (a) J.P. Morgan shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Fund or third parties, in connection with the matters to which this Agreement relates, except for a loss or expense solely caused by or resulting from J.P. Morgan's gross negligence or willful misconduct.

               (b) J.P. Morgan shall not be responsible for, and MSIM shall indemnify and hold J.P. Morgan and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

                  (i) any and all actions of the Indemnitees required to be taken pursuant to this Agreement;


                  (ii) the reliance on or use by the Indemnitees of information, records, or documents which are received by the Indemnitees and furnished to it or them by or on behalf of MSIM or the Fund, and which have been prepared or maintained by MSIM or the Fund or any third party on behalf of MSIM or the Fund;

                  (iii) MSIM's or the Fund's refusal or failure to comply with the terms of this Agreement or MSIM's or the Fund's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

                  (iv) the breach of any representation or warranty of MSIM hereunder;


                  (v) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by the Indemnitees on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

                  (vi) following any instructions or other directions reasonably believed to be requests of MSIM or the Fund or otherwise duly authorized, and upon which J.P. Morgan is authorized to rely pursuant to the terms of this Agreement;

                  (vii) the recognition and processing by J.P. Morgan of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Fund and the proper countersignature of any transfer agent or registrar of the Fund;

                  (viii) any delays, inaccuracies, errors in or omissions from information or data provided to J.P. Morgan by MSIM or the Fund, its investment advisers and/or sub-advisers, and providers of other services such as data services, corporate action services, pricing services or securities brokerage;

                  (ix) the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement;

                  (x) any failure of the Fund's registration statement to comply with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Fund's prospectus;

                  (xi) the actions taken by MSIM or the Fund, its investment adviser and/or sub-advisers, and its distributor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and

                  (xii) all actions, inactions, omissions, or errors caused by third parties to whom the Fund, MSIM or the Indemnitees have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by MSIM or by the Fund, its investment advisers, distributor, administrator or sponsor.

         (c) In addition to and not in limitation of paragraph (b) immediately above, MSIM also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of J.P. Morgan's performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct.

         (d) In performing its services hereunder, J.P. Morgan shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from MSIM, the Fund and its custodians, officers and directors, investment advisers and sub-advisers, investors, agents and other service providers which J.P. Morgan reasonably believes to be genuine, valid and authorized. J.P. Morgan shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel and public accountants retained by MSIM or the Fund, as necessary or appropriate.

         (e) Anything in this agreement to the contrary notwithstanding, in no event shall J.P. Morgan be liable for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if J.P. Morgan has been advised of the likelihood of such loss or damage and regardless of the form of action in which any such loss or damage may be claimed. This provision shall survive the termination of this Agreement.

        7. CONFIDENTIALITY. In accordance with the Securities and Exchange Commission's Regulation S-P ("Regulation S-P") non-public personal information relating to consumers or customers of any Fund provided by, or at the direction of MSIM or the Fund to J.P. Morgan, or collected or retained by J.P. Morgan in the course of performing Services, shall be considered confidential information. J.P. Morgan agrees that it shall not use such confidential information for any purpose other than to carry out its obligations under this Agreement, and further agrees that it shall not disclose such confidential information to any person or entity other than (i) affiliates of J.P. Morgan to the extent appropriate to carry out its obligations under this Agreement (ii) non-affiliated third parties who have entered into written contractual arrangements protecting confidential information with J.P. Morgan and only to the extent necessary to carry out J.P. Morgan's obligations under this Agreement
(iii) at the direction of MSIM or the Fund, (iv) as required by law or (v) as permitted by law (which may include applicable anti-money laundering laws). J.P. Morgan shall not disclose confidential information to any person or entity unless such person or entity has agreed to keep such information confidential.

       J.P. Morgan represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers or customers of MSIM or the Fund.

        8. TERM. This Agreement shall become effective on the date first hereinabove written and may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall continue in effect unless terminated by either party on 180 days' prior written notice. Upon termination of this Agreement, MSIM shall pay to J.P. Morgan such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later. In the event of late payment or non-payment, J.P. Morgan shall have the right to retain the records of the Fund until all fees and monies due J.P. Morgan are paid.

        9. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

                         If to MSIM:

                    Morgan Stanley Investment Management Inc.

                                  Attention:
                                  Fax:





                         If to J.P. Morgan:

                                  J.P. Morgan Investor Services Co.
                                  73 Tremont Street
                                  Boston, MA 02108
                                  Attention:     Karl O. Hartmann, Esq.
                                  Fax:           617-557-8616

         10. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

         11. FORCE MAJEURE. J.P. Morgan shall not be responsible or liable for any harm, loss or damage suffered by MSIM or the Fund, its investors, or other third parties or for any failure or delay in performance of J.P. Morgan's obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond J.P. Morgan's control. In the event of a force majeure, any resulting harm, loss, damage, failure or delay by J.P. Morgan will not give MSIM the right to terminate this Agreement.

         12. AMENDMENTS. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         13. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                                  MORGAN STANLEY INVESTMENT MANAGEMENT INC.

                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________





                                  J.P. MORGAN INVESTOR SERVICES CO.


                                           By:_________________________________

                                           Name:_______________________________

                                           Title:______________________________

                FORM OF MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                   SCHEDULE A

                                FEES AND EXPENSES

            FUND ACCOUNTING, ADMINISTRATION AND TRANSFER AGENCY FEES

A. For the services rendered under this Agreement, MSIM shall pay to J.P. Morgan an annual fee based on the following schedule:

         ________ of 1% on the first $______ million in total assets, plus
         ________ of 1% on the first $______ million in total assets, plus
         ________ of 1% of the total assets in excess of $1 billion.

B. The foregoing calculation is based on the average daily net assets of the Fund. The fees will be computed, billed and payable monthly. The minimum charge per year for the Fund will not be less than of 1% of average daily net assets.

C.       Out-of-pocket expenses will be computed, billed and payable monthly.


                              TRANSFER AGENCY FEES

A.       $__________ per account.

B. Out-of-pocket expenses and customary bank charges and offsets and customized systems and technology charges, which will be computed, billed and payable monthly.

                FORM OF MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                   SCHEDULE B

                   GENERAL DESCRIPTION OF FUND ADMINISTRATION

                             AND COMPLIANCE SERVICES

J.P. Morgan's Fund Administration and Compliance Services are designed and intended to address the Fund's routine financial and tax reporting, portfolio compliance and general administration needs. J.P. Morgan will work closely with the Fund's experts, such as its public accountants and legal counsel, with respect to these services.


I.       ROUTINE FINANCIAL REPORTING SERVICES

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       Services                            Services Include

--------------------------------------------------------------------------------

 Core Services (included in      o  Coordination, preparation and review of
   Administration Fee)              financial statements (annual and
                                    semi-annual), including:

                                    o  Statement of Investments

                                    o  Statement of Assets & Liabilities

                                    o  Statement of Operations

                                    o  Statement of Changes in Net Assets

                                    o  Statement of Cash Flows

                                    o  Financial Highlights

                                    o  Notes to Financial Statements

                                    o  Review of Financial Data in MD&A

                                    o  Preparation and review of
                                       line graphs and performance
                                       information.

                                    o  Creation, distribution and review of
                                       up to 3 production drafts

                                 o  Review of SEC Form N-30d

                                 o  Preparation of NSAR Filings

--------------------------------------------------------------------------------

 Additional Services             o  Pro-Forma Statements
   (subject to additional fees)
                                 o  In - House Publishing ( Framemaker)

                                 o  Additional Drafts

                                 o Maintenance of Customized Industries and Descriptions

                                 o  Additional Graphics (ie Pie Charts)

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II.      ROUTINE RIC TAX SERVICES

--------------------------------------------------------------------------------

        Services                                      Services Include

--------------------------------------------------------------------------------

 Core Tax Services (included     o  Includes preparation and review of the
   in Administration Fee)           following:

                                    o  Fiscal and excise tax provisions
                                       (includes all book/tax adjustments,
                                       except those noted below);

                                    o  Fiscal,state and excise tax returns
                                       (including filings by extended due
                                       dates);

                                    o Year end re-characterizations, return of capital foreign tax credit and tax exempt percentages for form 1099;

                                    o  Year end shareholder reporting
                                       requirements (state by state, country by country, treasury income and asset percentages, AMT, MA LT capital gains);

                                    o IRS asset diversification and good income tests;

                                    o  Periodic distributions;

                                    o  60 day notice information (FTC, LT
                                       capital gain designation, tax exempt
                                       income, DRD);

                                    o  Quarterly tax exempt asset test and
                                       annual foreign security asset test.

                                 o  Tax preparation and review of all items
                                    regarding liquidations or mergers
                                    including completion of the final tax
                                    provision(s), return(s) and calculations of all tax attributes.

                                 o  Support financial statement process by
                                    preparing and reviewing the following:

                                    o  ROC SOP disclosure;

                                    o  Tax Footnote disclosure.

                                 o  Up to 25 hours of tax consultation and
                                    research per year per Fund Complex.

                                 o  Review complex corporate actions.

                                 o  Preparation and review of one income,
                                    including capital gains, estimate during the Fund's fiscal year. Estimate assumes all prior year tax adjustments reverse and does not include current year tax adjustments.

--------------------------------------------------------------------------------

 Additional Services (subject    o  Equalization calculations
   to additional fees)
                                 o  REMIC OID Calculations

                                 o  Accelerated Fiscal or Excise Tax Reporting

                                 o  Tax consulting above 25 hours annually

--------------------------------------------------------------------------------

III.     ROUTINE COMPLIANCE/TREASURY PRICING SCHEDULE

J.P. Morgan will provide assistance to the Fund and its investment adviser with respect to compliance with federal tax and securities laws. Responsibility for such compliance services are subject to the development of a more precise allocation of duties and responsibilities between J.P. Morgan, the adviser and other relevant service providers. In addition, J.P. Morgan's provision of compliance services is designed to assist the Fund and its adviser but is not intended as an assumption by J.P. Morgan of the adviser's fiduciary duties and legal responsibilities to the Fund.

--------------------------------------------------------------------------------

       Service Options                         Options Include

--------------------------------------------------------------------------------

 Basic Compliance Services       o  Daily 1940 Act Compliance Monitoring

                                    o  Diversification

                                    o  Industry concentration

                                    o  Illiquid securities concentration

                                    o  Leveraging/borrowing

                                    o  Rule 2a-7

                                    o  Investment companies

                                    o  Rule 12d-3(1)

                                 o  Daily Prospectus/SAI Compliance
                                    Monitoring

                                    o  Investment objectives

                                    o  Credit quality limitations

                                    o  Security type limitations

                                 o  IRC Compliance Monitoring

                                    o  Quarterly 25% and 50% asset
                                       diversification tests

                                    o  Quarterly 90% gross income test

                                 o  Form N-1A Filings

                                    o  Assist with preparation of annual
                                       prospectus and SAI

                                    o  Assist with 24f-2 filing

--------------------------------------------------------------------------------

 Basic Treasury Services         o  Expenses and Accrued Expenses

                                    o  Annual budget

                                    o  Monthly accrued expenses analysis

                                    o  Quarterly asset-based fees calculations

                                    o  Monthly expense limitation analysis

                                    o  Processing of payments

                                 o  Daily Dividend Calculations

                                 o  Audit Coordination and Support

                                    o  Interim and annual audits

                                    o  SAS 70 audits

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       Service Options                         Options Include

--------------------------------------------------------------------------------

                                 o  Periodic Board Reporting

                                    o  Broker commissions reports

                                    o  Financial Highlights

                                    o  Expense ratios

                                    o  Affiliated transactions

                                    o  Mark-to-Market for money market funds


                                 o  Portfolio Turnover

                                    o  Quarterly portfolio turnover calculation
                                       (if applicable)

                                    o  Semiannual long-term cost roll-forward
                                       (if applicable)


                                 o  Quarterly Management Reporting

                                    o  Net assets

                                    o  NAVs per share

                                    o  Expense Ratios

                                    o  Portfolio turnover

                                    o  Dividends and distributions

                                    o  Compliance memoranda log


                                 o  Periodic Survey Reporting

                                    o  Investment Company Institute

                                    o  Lipper

                                    o  Moody's

                                    o  Standard & Poors

                                    o  Fitch

--------------------------------------------------------------------------------


                FORM OF MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                   SCHEDULE C

                     DESCRIPTION OF FUND ACCOUNTING SERVICES

J.P. Morgan shall provide the following accounting services to the Fund:

       A. Maintenance of the books and records for the Fund's assets, including records of all securities transactions.

       B. Calculation of each funds', portfolios' or classes' Net Asset Value in accordance with the Prospectus, and after the fund, portfolio or class meets eligibility requirements, transmission to NASDAQ and to such other entities as directed by the Fund.

       C. Accounting for dividends and interest received and distributions made by the Fund.

       D. Coordinate with the Fund's independent auditors with respect to the annual audit, and as otherwise requested by the Fund.

       E. As mutually agreed upon, J.P. Morgan will provide domestic and/or international reports.

                FORM OF MUTUAL FUNDS SUB-ADMINISTRATION AGREEMENT

                                   SCHEDULE D

                     DESCRIPTION OF TRANSFER AGENCY SERVICES

The following is a general description of the transfer agency services J.P. Morgan shall provide to the Fund.

       A. SHAREHOLDER RECORDKEEPING. Maintain records showing for each Fund shareholder the following: (i) name, address, appropriate tax certification and tax identifying number; (ii) number of shares of each fund, portfolio or class; (iii) historical information including, but not limited to, dividends paid, date and price of all transactions including individual purchases and redemptions, based upon appropriate supporting documents; and (iv) any dividend reinvestment order, application, specific address, payment and processing instructions and correspondence relating to the current maintenance of the account.

       B. SHAREHOLDER ISSUANCE. Record the issuance of shares of each Fund, portfolio or class. Except as specifically agreed in writing with any Fund, J.P. Morgan shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

       C. TRANSFER, PURCHASE AND REDEMPTION ORDERS. Process all orders for the transfer, purchase and redemption of shares of each Fund in accordance with such Fund's current prospectus and written transfer agency policies and procedures agreed to from time to time, including electronic transmissions which the Fund acknowledges it has authorized, or in accordance with any instructions of the Fund or its agents which J.P. Morgan reasonably believes to be authorized.

       D. SHAREHOLDER COMMUNICATIONS. Transmit all communications by any Fund to its shareholders promptly following the delivery by the Fund of the material to be transmitted by mail, telephone, courier service or electronically.

       E. PROXY MATERIALS. Assist with the mailing or transmission of proxy materials, tabulating votes, and compiling and certifying voting results.

       F. SHARE CERTIFICATES. If permitted by Fund policies, and if a shareholder of a Fund requests a certificate representing shares, J.P. Morgan as Transfer Agent, will countersign and mail a share certificate to the investor at his/her address as it appears on the Fund's shareholder records.

       G. RETURNED CHECKS. In the event that any check or other negotiable instrument for the payment of shares is returned unpaid for any reason, J.P. Morgan will take such steps, as J.P. Morgan may deem appropriate and notify the Fund of such action. However, the Fund remains ultimately liable for any returned checks or negotiable instruments of its shareholders.

       H. SHAREHOLDER CORRESPONDENCE. Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

       I. TAX REPORTING. J.P. Morgan shall issue appropriate shareholder tax forms as required.

       J. DIVIDEND DISBURSING. J.P. Morgan will prepare and mail checks, place wire transfers or credit income and capital gain payments to shareholders. Each Fund will advise J.P. Morgan of the declaration of any dividend or distribution and the record and payable date thereof at least five (5) days prior to the record date. J.P. Morgan will, on or before the payment date of any such dividend or distribution, notify the Fund's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Fund will instruct its Custodian to make available to J.P. Morgan sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account.

       K. ESCHEATMENT. J.P. Morgan shall provide escheatment services only with respect to the escheatment laws of the State of Massachusetts, including those which relate to reciprocal agreements with other states.

       L. TELEPHONE SERVICES. J.P. Morgan will provide staff coverage, training and supervision in connection with each Fund's telephone line for shareholder inquiries, and will respond to inquiries concerning shareholder records, transactions processed, procedures to effect the shareholder records and inquiries of a general nature relative to shareholder services. All other telephone calls will be referred to the Fund, as appropriate.

       M. ANTI-MONEY LAUNDERING SERVICES. Verify shareholder identity upon opening new accounts where the subscription comes directly to J.P. Morgan. J.P. Morgan will monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent, in each case consistent with J.P Morgan's or the Fund's AML Program, as provided to J.P. Morgan and approved by J.P. Morgan from time to time ("AML Program"). J.P. Morgan will place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the AML Program and create documentation to provide a basis for law enforcement authorities to trace illicit funds. J.P. Morgan will maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the

           AML Program, and make the same available for inspection by (i) the designated AML Compliance Officer, (ii) any auditor of the Fund's AML Program or related procedures, policies or controls that have been designated by the Fund in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the designated AML Compliance Officer.

       N. FULFILLMENT SERVICES. As directed by J.P. Morgan or upon the request of prospective shareholders (partners) either by telephone or in writing, J.P. Morgan will mail reasonable quantities of prospectuses (offering memoranda), applications to purchase shares and other information customarily sent to prospective shareholders (partners).